Concorde Career Colleges, Inc. Independent Auditor’s Reports and Consolidated Financial Statements December 31, 2021 and 2020 Exhibit 99.1

Concorde Career Colleges, Inc. December 31, 2021 and 2020 Contents Independent Auditor’s Report ............................................................................................... 1 Consolidated Financial Statements Balance Sheets .................................................................................................................................... 3 Statements of Income ......................................................................................................................... 4 Statements of Changes in Stockholders’ Equity ................................................................................. 5 Statements of Cash Flows .................................................................................................................. 6 Notes to Financial Statements ............................................................................................................ 8

Independent Auditor’s Report Stockholders Concorde Career Colleges, Inc. Mission, Kansas Opinion We have audited the consolidated financial statements of Concorde Career Colleges, Inc. and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Concorde Career Colleges, Inc. and subsidiaries as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are required to be independent of Concorde Career Colleges, Inc. and subsidiaries and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Concorde Career Colleges, Inc. and subsidiaries’ ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Stockholders Concorde Career Colleges, Inc. Page 2 Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Concorde Career Colleges, Inc. and its subsidiaries’ internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Concorde Career Colleges, Inc. and subsidiaries’ ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings and certain internal control-related matters that we identified during the audits. Kansas City, Missouri February 18, 2022

See Notes to Consolidated Financial Statements Concorde Career Colleges, Inc. Consolidated Balance Sheets December 31, 2021 and 2020 Assets 2021 2020 Current Assets Cash $ 33,034,000 $ 32,870,000 Accounts and notes receivable, net 5,908,000 10,318,000 Other account receivable 2,667,000 609,000 Refundable income taxes 1,402,000 217,000 Supplies and prepaid expenses 4,263,000 3,193,000 Total current assets 47,274,000 47,207,000 Fixed Assets, net 28,250,000 24,416,000 Other Assets Restricted cash deposits 1,952,000 1,952,000 Notes receivable, net 4,030,000 5,571,000 Deferred income taxes 4,193,000 4,981,000 Other 1,072,000 713,000 Total other assets 11,247,000 13,217,000 Total Assets $ 86,771,000 $ 84,840,000

3 Liabilities and Stockholders’ Equity 2021 2020 Current Liabilities Prepaid tuition $ 18,234,000 $ 15,694,000 Accounts payable 8,615,000 11,254,000 Accrued liabilities 2,811,000 4,202,000 Accrued salaries and wages 4,866,000 3,807,000 Current portion of deferred rent 1,391,000 1,178,000 Current portion of capital lease obligations 550,000 471,000 Federal student financial assistance liability 278,000 1,052,000 Total current liabilities 36,745,000 37,658,000 Long-term Liabilities Deferred payroll taxes - 1,495,000 Deferred rent 8,101,000 5,869,000 Refundable government loan programs - 952,000 Capital lease obligations 5,624,000 6,174,000 Total long-term liabilities 13,725,000 14,490,000 Stockholders’ Equity Common stock, Class A “voting” ($.01 par value, 200,000 shares authorized and 100,000 shares issued and outstanding at December 31, 2021 and 2020) 1,000 1,000 Common stock, Class B “non-voting” ($.01 par value, 1,800,000 shares authorized and 900,000 shares issued and outstanding at December 31, 2021 and 2020) 9,000 9,000 Additional paid-in capital 81,237,000 81,237,000 Retained deficit (44,946,000) (48,555,000) Total stockholders’ equity 36,301,000 32,692,000 Total Liabilities and Stockholders’ Equity $ 86,771,000 $ 84,840,000

Concorde Career Colleges, Inc. Consolidated Statements of Income Years Ended December 31, 2021 and 2020 See Notes to Consolidated Financial Statements 4 2021 2020 Net Revenues $ 193,736,000 $ 186,001,000 Operating Expenses Instruction costs and services 68,306,000 61,491,000 Selling and promotional 29,095,000 26,404,000 General and administrative 84,580,000 82,772,000 Provision for uncollectible accounts 6,780,000 8,370,000 Total operating expenses 188,761,000 179,037,000 Operating Income 4,975,000 6,964,000 Interest Income 514,000 506,000 Interest Expense (600,000) (637,000) Income Before Income Taxes 4,889,000 6,833,000 Provision for Income Taxes 1,280,000 1,110,000 Net Income $ 3,609,000 $ 5,723,000

Concorde Career Colleges, Inc.
Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 2021 and 2020

	Common Stock Class A	Common Stock Class B	Additional Paid-in Capital	Retained Deficit	Total
Balance, January 1, 2020	$ 1,000	$ 9,000	$ 81,237,000	$ (54,278,000)	$ 26,969,000
Net income	-	-	-	5,723,000	5,723,000
Balance, December 31, 2020	1,000	9,000	81,237,000	(48,555,000)	32,692,000
Net income	-	-	-	3,609,000	3,609,000
Balance, December 31, 2021	$ 1,000	$ 9,000	$ 81,237,000	$ (44,946,000)	$ 36,301,000

See Notes to Consolidated Financial Statements 5

Concorde Career Colleges, Inc. Consolidated Statements of Cash Flows Years Ended December 31, 2021 and 2020 See Notes to Consolidated Financial Statements 6 2021 2020 Operating Activities Net income $ 3,609,000 $ 5,723,000 Items not requiring (providing) cash Depreciation and amortization of fixed assets and intangible assets 5,204,000 3,965,000 Accretion of leasehold reimbursements (632,000) (527,000) Loss on disposal of property and equipment 42,000 193,000 Provision for uncollectible accounts 6,780,000 8,370,000 Provision for deferred income tax 788,000 653,000 Changes in Accounts and notes receivables (251,000) (13,098,000) Supplies and prepaid expenses (1,069,000) 355,000 Prepaid tuition 2,540,000 (1,857,000) Income taxes refundable (1,185,000) 240,000 Deferred rent 77,000 (181,000) Accounts payable and accrued expenses (3,838,000) 8,399,000 Federal student financial assistance payable (774,000) (532,000) Net cash provided by operating activities 11,291,000 11,703,000 Investing Activities Proceeds on sale of fixed assets - 199,000 Fixed asset and intangible asset acquisitions (9,704,000) (8,156,000) Net cash used in investing activities (9,704,000) (7,957,000) Financing Activities Change in refundable government loan program (952,000) (802,000) Principal payments on capital lease obligations (471,000) (399,000) Net cash used in financing activities (1,423,000) (1,201,000) Increase in Cash and Restricted Cash Deposits 164,000 2,545,000 Cash and Restricted Cash Deposits, Beginning of Year 34,822,000 32,277,000 Cash and Restricted Cash Deposits, End of Year $ 34,986,000 $ 34,822,000 Reconciliation of Cash and Restricted Cash Deposits Cash $ 33,034,000 $ 32,870,000 Restricted cash deposits 1,952,000 1,952,000 $ 34,986,000 $ 34,822,000

Concorde Career Colleges, Inc. Consolidated Statements of Cash Flows (Continued) Years Ended December 31, 2021 and 2020 See Notes to Consolidated Financial Statements 7 2021 2020 Additional Cash Payment Information Income taxes paid $ 1,638,000 $ 152,000 Interest paid 600,000 637,000 Supplemental Cash Flows Information Fixed assets acquired through accounts payable $ 50,000 $ 678,000 Receivable for leasehold improvements reimbursable from landlord 2,636,000 - Leasehold improvements funded by landlords 364,000 245,000

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 8 Note 1: Nature of Operations and Summary of Significant Accounting Policies Nature of Operations Concorde Career Colleges, Inc. (the Company) owns and operates proprietary, postsecondary institutions that offer career vocational training programs primarily in the ancillary care and allied health field. The Company serves the segment of population seeking to acquire a career-oriented education. As of December 31, 2021, the Company operates campuses at 17 locations in eight states. Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated. Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for uncollectible accounts and notes receivable is the most significant estimate in the Company’s consolidated financial statements. Student Financial Aid Most students enrolled at the Company’s campuses utilize state and federal government grants and/or guaranteed student loan programs to finance their tuition. During the years ended December 31, 2021 and 2020, 74.86 percent and 73.61 percent, respectively, of its cash receipts were derived from funds obtained by students through Federal Title IV student aid programs and 25.14 percent and 26.39 percent, respectively, were derived from state-sponsored student education and training programs, accounts receivable, notes receivable and cash received from students and other sources. Cash The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2021, the Company’s cash accounts exceeded federally insured limits by approximately $31,200,000.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 9 Restricted Cash As discussed in Note 5, the Company entered into a capital lease for the Grand Prairie, Texas location. The Company utilized a letter of credit collateralized by cash as the security deposit. As discussed in Note 6, during the year ended December 31, 2020, the Company entered into an operating lease for a new campus location in Kansas City, Missouri. Under this lease agreement, the Company was required to provide a letter of credit collateralized by cash as partial collateral for the Company’s obligation under the lease. The obligation to maintain the letter of credit decreases annually over a period of four years. Accounts Receivable, Notes Receivable and Prepaid Tuition Accounts receivable are stated at the amount of consideration from students of which the Company has an unconditional right to receive. Accounts receivable are ordinarily due 30 days after the issuance of invoices. Under the Higher Education Act of 1965 (“HEA”) refund provisions, students are obligated to the Company for education costs that the student can no longer pay with Title IV funds. Contracts receivable are retail installment contracts due to the Company from current and former students for contracts provided by the Company and issued as part of federal student financial aid programs. The contracts are generally due over a period of one to two years and bear interest ranging from 0 percent to 15 percent. The Company maintains an allowance for uncollectible accounts and contracts receivable. A provision is charged to operations for the amount of estimated uncollectible accounts based upon collection trends, student account type, delinquency status and other current factors. However, balances for inactive students for which a payment has not been received within 120 days and the Company has exhausted all collection efforts are considered delinquent and written off. Internal collection efforts, as well as outside professional services, are used to pursue collection of delinquent accounts. The amount of actual uncollectible accounts could differ materially from the estimates reflected in the consolidated balance sheets. During the years ended December 31, 2021 and 2020, impairment losses on doubtful accounts receivable, where collectability is not reasonably assured, were $6,780,000 and $8,370,000, respectively. Prepaid tuition is a contract liability and represents the Company’s obligation to transfer goods or services to a student when consideration has already been received from the student. Revenue from prepaid tuition is deferred and recognized over the periods to which the tuition relates. Fixed Assets Fixed assets acquisitions over $500 are stated at cost, less accumulated depreciation. Furniture and equipment are depreciated over the estimated useful lives of the assets (three to five years) using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful life or terms of the related leases using the straight-line method.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 10 Leasehold improvements that are funded by landlord incentives or allowances under operating leases are recorded as leasehold improvements in fixed assets and deferred rent liabilities. Assets under capital lease and the leasehold improvements are amortized over the shorter of their economic life or the lease term. Deferred rent is accreted as a reduction of rent expense so that rent expense is recognized on a straight-line basis over the lease term. Supplies and Prepaid Expenses Supplies consist of textbooks and other materials for educational services and are recorded at cost. Prepaid expenses consist of amounts paid in advance for items or services that had not yet occurred as of the years ended December 31, 2021 and 2020. Prepaid expenses are recorded at cost and amortized over the useful life of the asset using the straight-line method. Government Grants Support funded by grants is recognized as the Company meets the conditions prescribed by the grant agreement, performs the contracted services or incurs outlays eligible for reimbursement under the grant agreements. Grant activities and outlays are subject to audit and acceptance by the granting agency and, as a result of such audit, adjustments could be required. Income Taxes The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more- likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 11 Intangible Assets Intangible assets with finite lives, primarily consisting of curriculum and courseware, are being amortized on the straight-line basis over periods ranging from three to five years. Such assets are periodically evaluated as to the recoverability of carrying values. As of December 31, 2021 and 2020, there was approximately $662,000 and $302,000 of net intangible assets recorded in other long-term assets on the consolidated balance sheets, respectively. Amortization expense related to intangible assets and included in the consolidated statements of income as of December 31, 2021 and 2020 is $150,000 and $38,000, respectively. Impairment of Long-lived Assets Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value. No asset impairment was recognized during the years ended December 31, 2021 and 2020. Tuition Revenue Recognition Tuition revenue, which is inclusive of fees, is recognized over the term as the Company provides services to students. Revenue is reported at the amount of consideration to which the Company expects to be entitled in exchange for providing educational services. The Company determines the transaction price based on standard charges for goods and services provided, reduced by discounts provided for student scholarships. Advertising Costs The Company expenses advertising costs as they occur. Advertising expense, which is included in selling and promotional expenses, was approximately $19,327,000 and $17,593,000 for the years ended December 31, 2021 and 2020, respectively.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 12 Note 2: Revenues from Contracts with Students Tuition Revenue Tuition Revenue – The Company classifies tuition revenues into two categories: core programs and clinical programs. Core programs are nine to ten month programs that are billed in full at the start of the program. Clinical programs are 12 to 24 month programs that are billed by academic term. Clinical programs may have up to nine academic terms that last two to three months. In both categories, revenues are earned ratably over the academic term. If a student withdraws during the first 21 days of a program, the student is entitled to a 100 percent refund. Students withdrawing after the first 21 days but prior to the 60 percent point of the period of enrollment are entitled to a pro rata refund of the tuition charged for the period of enrollment. Students withdrawing after the 60 percent point of the period of enrollment are not entitled to refunds. The Company determines the refund liability at year-end based on actual experience subsequent to year-end. As of December 31, 2021 and 2020, there was approximately $210,000 and $431,000 of a refund liability recorded in accounts payable on the consolidated balance sheets, respectively. Students attending Texas or Aurora locations are entitled to a pro rata refund prior to 75 percent point of the period of enrollment. For these four locations, no refunds are entitled after student reaches 75 percent point of enrollment. Textbook Revenue – Performance obligations are determined based on the nature of the goods provided by the Company in accordance with the contract. Textbook revenues are recognized when goods are provided to students at a single point in time. Fee Revenue – Performance obligations are determined based on the nature of the service provided by the Company in accordance with the contract. Fees include retake fees and technology fees which are recognized over the length of the term. Performance Obligations Revenue from contracts with students for tuition, textbooks and fees is reported at an amount that reflects the consideration to which the Company expects to be entitled in exchange for providing instruction and other services. These amounts are due from students, third-party payers and others and include variable consideration for price concessions the Company has offered to students. Revenue is recognized as performance obligations are satisfied, which is ratably over the academic term or when the textbooks and supplies are provided to students. Significant Judgments The Company determines the transaction price based on standard charges for goods and services provided, reduced by certain institutional scholarships and aid in accordance with the Company’s policies for granting certain merit based aid. For the years ended December 31, 2021 and 2020, the Company’s revenue was reduced by approximately $760,000 and $950,000, respectively, as a result of scholarships and institutional matching funds.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 13 From time to time, the Company will receive prepayments of student balances from third-party payers or students resulting in a contract liability. These amounts are excluded from revenues and are recorded as liabilities until the performance obligation is satisfied. As of December 31, 2021 and 2020, the Company has a liability for deposits and prepayments of students recorded of approximately $18,234,000 and $15,694,000, respectively. The Company estimates the transaction price for customers based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments and discounts. Subsequent changes that are determined to be the result of an adverse change in the customer’s ability to pay are recorded as bad debt expense. Disaggregation of Revenue The following table presents the Company’s revenues disaggregated by the timing of such revenue recognized during the years ended December 31, 2021 and 2020: 2021 2020 Timing of revenue and recognition At a point in time $ 8,266,000 $ 8,634,000 Over a period of time 174,031,000 165,543,000 Revenue not subject to revenue recognition Topic 606 Federal grant income (Note 18) 11,439,000 11,824,000 Total $ 193,736,000 $ 186,001,000 The Company has determined that the nature, amount, timing and uncertainty of revenue and cash flows are affected by the college enrollment statistics, unemployment rate and other regulation over the proprietary colleges. Financing Component For significant financing components, the Company has elected a practical expedient, which allows an entity to recognize the promised amount of consideration without adjusting for the time value of money if the contract has a duration of one year or less. For those contracts that have a duration of greater than one year, the Company has presented revenue on a present value basis.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 14 Contract Balances The following table provides information about the Company’s accounts and notes receivable, prepaid tuition and deferred revenue from contracts with customers: 2021 2020 Current assets Accounts and notes receivable, net; beginning of year $ 10,318,000 $ 6,444,494 Accounts and notes receivable, net; end of year 5,908,000 10,318,000 Other assets Notes receivable, net; beginning of year 5,571,000 5,069,000 Notes receivable, net; end of year 4,030,000 5,571,000 Current liabilities Prepaid tuition, beginning of year 15,694,000 17,551,000 Prepaid tuition, end of year 18,234,000 15,694,000 Long-term liabilities Deferred revenues, beginning of year - 196,000 Deferred revenues, end of year - - Contract Costs The Company has applied the practical expedient provided by FASB ASC 340-40-25-4, and all incremental student contract acquisition costs are expensed as they are incurred, as the amortization period of the asset that the Company otherwise would have recognized is one year or less in duration.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 15 Note 3: Accounts and Notes Receivable Accounts and notes receivables consisted of the following: Current Noncurrent Total December 31, 2021 Accounts and notes receivable Due from students $ 6,376,000 $ 7,011,000 $ 13,387,000 Title IV and federal loan programs 4,024,000 - 4,024,000 Less allowance for doubtful accounts (4,492,000) (2,981,000) (7,473,000) $ 5,908,000 $ 4,030,000 $ 9,938,000 December 31, 2020 Accounts and notes receivable Due from students $ 9,582,000 $ 8,699,000 $ 18,281,000 Title IV and federal loan programs 5,696,000 952,000 6,648,000 Less allowance for doubtful accounts (4,960,000) (4,080,000) (9,040,000) $ 10,318,000 $ 5,571,000 $ 15,889,000 The following table summarizes the activity in the student accounts and notes receivable allowance for doubtful accounts: 2021 2020 Allowance for Doubtful Accounts Balance, beginning of the year $ 9,040,000 $ 7,424,000 Provision charged to expense 6,780,000 8,370,000 Account write-offs (8,347,000) (6,754,000) Balance, end of the year $ 7,473,000 $ 9,040,000 Student accounts and notes receivables are recognized as they are earned over the course of a student’s program and/or term. The Company monitors the credit quality of its student accounts and notes receivables using collection trends, aging of accounts and other current factors. Outstanding notes accrue interest based on the terms of the respective note agreements. Notes receivable are presented net of discount for notes extending beyond one year in length at an imputed interest rate of 12 percent per annum. The discount on notes receivable was $53,000 and $75,000 at December 31, 2021 and 2020, respectively, and is included net of due from students.

Concorde Career Colleges, Inc.
Notes to Consolidated Financial Statements
December 31, 2021 and 2020

As of December 31, the delinquency status, based on the last date payment has been received, of gross student accounts and notes receivable was as follows:

	1 - 30	31 - 60	61 - 90	91 - 120	121 - 150	150+	Total
December 31, 2021							
Due from students							
Active	$ 1,085,000	$ 329,000	$ 188,000	$ 129,000	$ 67,000	$ 92,000	$ 1,890,000
Graduated	4,561,000	1,303,000	872,000	595,000	385,000	691,000	8,407,000
Withdrawn	668,000	302,000	129,000	365,000	433,000	1,193,000	3,090,000
	$ 6,314,000	$ 1,934,000	$ 1,189,000	$ 1,089,000	$ 885,000	$ 1,976,000	$ 13,387,000
December 31, 2020							
Due from students							
Active	$ 2,934,000	$ 653,000	$ 407,000	$ 251,000	$ 147,000	$ 407,000	$ 4,799,000
Graduated	5,057,000	1,358,000	834,000	602,000	291,000	936,000	9,078,000
Withdrawn	729,000	376,000	491,000	498,000	490,000	1,820,000	4,404,000
	$ 8,720,000	$ 2,387,000	$ 1,732,000	$ 1,351,000	$ 928,000	$ 3,163,000	$ 18,281,000

Note 4: Fixed Assets

Fixed assets consisted of the following at December 31, 2021 and 2020:

	2021	2020
Furniture and equipment	$ 41,343,000	$ 35,296,000
Leasehold improvements	43,637,000	35,827,000
Assets under capital leases	8,291,000	8,291,000
Construction in progress	1,331,000	6,327,000
Land	-	-
	94,602,000	85,741,000
Accumulated depreciation	(66,352,000)	(61,325,000)
Fixed assets, net	$ 28,250,000	$ 24,416,000

As discussed in *Note 5*, building and instructional equipment with a cost of $8,291,000 and accumulated depreciation of $4,327,000 and $3,775,000 as of December 31, 2021 and 2020, respectively, are under capital leases.

16

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 17 Note 5: Capital Lease Obligations Capital lease obligations as of December 31, 2021 and 2020 were as follows: 2021 2020 Capital lease - building (A) $ 6,174,000 $ 6,645,000 Less current portion of capital lease obligation 550,000 471,000 Long-term capital lease obligation $ 5,624,000 $ 6,174,000 (A) Commencing on February 1, 2014, the Company entered into a 15-year building capital lease with PMRG Associates II, LP. for the Grand Prairie, Texas location. Initial annual rent of $870,500 is payable in monthly installments and shall be increased by 3 percent each year. Imputed interest rate on the lease is 9.29 percent. Future minimum lease payments under the capital leases at December 31, 2021 were: 2022 $ 1,100,000 2023 1,133,000 2024 1,167,000 2025 1,202,000 2026 1,238,000 Thereafter 2,704,000 8,544,000 Less amount representing interest (2,370,000) Present value of future minimum lease payments $ 6,174,000

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 18 Note 6: Operating Leases The Company rents office space and buildings under operating leases generally ranging in terms from five to 15 years. The leases provide renewal options and generally require the Company to pay utilities, maintenance, insurance and property taxes. The Company rents various equipment under operating leases that is generally cancelable within 30 days. Aggregate minimum future rentals payable under the operating leases at December 31, 2021 were: 2022 $ 13,280,000 2023 12,604,000 2024 11,363,000 2025 9,778,000 2026 8,673,000 Thereafter 37,953,000 $ 93,651,000 Rental expense for all operating leases for the years ended December 31, 2021 and 2020 was $14,875,000 and $14,406,000, respectively. The Company has recognized deferred rent liabilities of $9,492,000 and $7,047,000 at December 31, 2021 and 2020, respectively, related to its operating leases. Deferred rent includes non-level rents of $4,960,000 and $4,883,000 and landlord incentives of $4,532,000 and $2,164,000 as of December 31, 2021 and 2020, respectively. Deferred rent is accreted over the period of the leasehold improvements, with deferred rent extending through March 2032. During the year ended December 31, 2020, the Company entered into a lease agreement for a new campus location in Kansas City, Missouri. The lease term commenced when the Company started using the space on June 30, 2021. The lease will expire December 31, 2036. Annual lease payments are included in the future rental payable schedule. In lieu of a security deposit, the Company was required to provide collateral of $1,750,000 in the form of a letter of credit. The letter of credit is secured by restricted cash. Note 7: Employee Health Insurance Reserve The Company self-insures its employees’ health insurance coverage. The Company has obtained outside aggregate and specific reinsurance policies to limit its exposure to such claims. The policy covered the Company’s claims exposure for aggregate claims in excess of $12,445,000 and $13,668,000, for the years ended December 31, 2021 and 2020, respectively. For 2021 and 2020, the Company’s specific reinsurance policy covers individual claims in excess of $175,000.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 19 As of December 31, 2021 and 2020, the Company has recorded reserves totaling $1,060,000 and $1,168,000, respectively, for the employees’ health insurance claims, which are included in accrued liabilities. Total expense incurred for this plan amounted to $6,634,000 and $7,532,000 for the years ended December 31, 2021 and 2020, respectively. Note 8: Workers Compensation Reserve The Company is covered by a workers compensation and employers liability insurance policy with a deductible amount of $150,000 per incident. The policy provides workers compensation limits of insurance per statutory regulations and employers liability limits of insurance of $1,000,000. Provisions for losses expected under the policy are recorded based upon the Company’s estimates of the aggregate liability for claims incurred and totaled $790,000 and $730,000 for the years ended December 31, 2021 and 2020, respectively. Note 9: Line of Credit The Company maintains two purchasing cards which are utilized for vendor payments and travel expenses. At December 31, 2021 and 2020, the total availability for borrowing on one of the purchasing cards was $2,000,000, of which approximately $57,000 and $571,000, respectively, was outstanding. During the year ended December 31, 2021, the Company opened a second purchasing card which has a total availability for borrowing of $1,000,000, of which approximately $390,000 was outstanding as of December 31, 2021. Outstanding balances on both purchasing cards are included in accrued liabilities. Note 10: Commitments At December 31, 2021 and 2020, the Company had letters of credit outstanding totaling $1,859,000, relating to certain lease agreements. These letters of credit are collateralized by cash deposits totaling $1,952,000 for both years. Note 11: Federal Student Financial Assistance In 2016, the United States Department of Education (USDE) conducted a program review of the Company’s Federal Student Financial Aid Programs for North Hollywood. The USDE questioned how the Company calculated the Title IV eligibility for certain programs. In 2016, the Company estimated the impact of the calculation to be $500,000 and recognized the liability in the Federal Student Financial Assistance Liability. On December 7, 2020, the Company received notification from the USDE that the total liability due from the program review was $169,000. During the year ended December 31, 2021, the Company paid the Federal Student Financial Assistance Liability.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 20 In August 2017, the USDE issued a preliminary audit determination letter that required the Aurora and Dallas locations to complete a full file review related to verification findings. After performing the review, the Company recognized a $791,000 financial aid liability related to verification of student records. As of December 31, 2020, the liability is in Federal Student Financial Assistance Liability on the consolidated balance sheets. During the year ended December, 31, 2021, the Company received a final audit determination that required the Aurora and Dallas locations to pay $362,000 in fines related to the verification findings. These fines were paid as of December 31, 2021. In 2019, the Company conducted an internal review of its attendance policies for its Memphis location. After performing the review, the Company recognized a $92,000 financial aid liability related to the improper calculation of return of Title IV funds resulting from students that were not appropriately withdrawn from the program based on the Company’s attendance policy. In addition, the Company also performed an internal review of certain programs and identified one program in which students received aid at the associate degree rate rather than the diploma rate. As a result, the Company recognized a $200,000 financial aid liability related to its use of the improper federal aid rate. During the year ended December 31, 2020, the Company settled the issue related to the improper federal aid rate for approximately $326,000 in the form of refunds and institutional credits. As of December 31, 2021 and 2020, a liability of $92,000 is included in the Federal Student Financial Assistance Liability on the consolidated balance sheets. In 2021, The Company identified clinical students who were unable to locate a clinical site before their Leave of Absence status had expired. The Company has recognized a liability of $180,000 in the Federal Student Financial Assistance Liability on the consolidated balance sheets for the tuition reimbursement for certain clinical courses and the impacted students. During 2021, the Company conducted a program review for its Grand Prairie location. After performing the review, the Company recognized a $185,000 financial aid liability related to miscalculated refunds. As of December 31, 2021, a liability of $185,000 is included in the Federal Student Financial Assistance Liability on the consolidated balance sheets. Federal Student Financial Aid expenditures are subject to future audit by the USDE. Due to the complex nature of the USDE regulations, the ultimate impact of future audits on the Company’s consolidated financial statements could vary materially.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 21 Note 12: Income Taxes The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. At December 31, 2021, there were no Internal Revenue Service (IRS) examinations of the Company’s U.S. income tax returns in process. The provision for income taxes includes these components: 2021 2020 Taxes currently payable $ 492,000 $ 457,000 Deferred incomes taxes 788,000 653,000 Income tax expense $ 1,280,000 $ 1,110,000 A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below: 2021 2020 Expense at federal statutory rate (21%) $ 1,027,000 $ 1,435,000 State expense, net 22,000 317,000 Net operating loss carryback permanent benefit - (1,025,000) Other, net 231,000 383,000 Actual tax expense $ 1,280,000 $ 1,110,000

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 22 The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheets were: 2021 2020 Deferred tax assets Allowance for uncollectible accounts and notes $ 1,868,000 $ 2,260,000 Deferred rent for straight-lined leases 1,240,000 1,221,000 Share-based compensation 85,000 85,000 Net operating loss carryforwards 2,564,000 181,000 Federal student financial assistance liability 70,000 263,000 FICA taxes deferred under CARES Act 415,000 747,000 Other expenses deductible for financial reporting purposes not currently deductible for tax purposes 1,534,000 1,484,000 Deferred tax assets 7,776,000 6,241,000 Deferred tax liabilities Depreciation and amortization (2,699,000) (766,000) Other expenses currently deductible for tax purposes but not recorded for financial reporting (884,000) (494,000) Net deferred tax assets $ 4,193,000 $ 4,981,000 Note 13: Employee Benefit Plan The Company has a 401(k) retirement savings plan covering all employees that meet certain eligibility requirements. Eligible participating employees may elect to contribute up to a maximum amount of tax deferred contribution allowed by the Internal Revenue Code. The Company may make a discretionary matching employer contribution to the Plan. The total expense recognized by the Company to the Plan was $763,000 and $721,000 for the years ended December 31, 2021 and 2020, respectively. Note 14: Legal Proceedings The Company is subject to various lawsuits from time to time including students who claim to be dissatisfied with the results of their program of study. Typically, the claims allege a breach of contract; deceptive advertising and misrepresentation and the student or students seek reimbursement of tuition. Punitive damages sometimes are also sought. In addition, the United States Department of Education (“USDE”) may allege regulatory violations found during routine program reviews. The Company has and will continue to dispute these findings as appropriate in the normal course of business.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 23 During January 2021, the Company entered into a legal settlement for approximately $860,000 related to a class action lawsuit which was included in accrued liabilities on the consolidated balance sheet as of December 31, 2020. The final payment was made in January 2021. With the exception of the previous matters noted, in the opinion of the Company’s management, resolution of such pending litigation and disputed findings will not have a material effect on the Company’s consolidated financial condition or its results of operations. Events could occur that would change this estimate in the near term. Note 15: Stock Option Plan The Company’s shareholders have approved the Company’s Stock Option Plan (the Plan), which permits the grant of common stock share options. Option awards are generally granted with an exercise price determined by the plan administrative body that it believes approximates the then fair value of the stock. Those option awards generally vest based on four years of continuous service and have 10-year contractual terms. The Committee (as defined in the Plan) has the discretion to accelerate the vesting of any stock option granted. There were no options granted during the years ended December 31, 2021 and 2020. Expected volatilities are based on a peer group of similar public companies’ historical common stock volatility derived from historical stock price data for a historical period commensurate with the Company’s options’ expected life. The Company could not determine its own stock price volatility due to few and infrequent stock transactions and, thus, utilized the average volatility of two similar public companies from the Education and Training Services index. The expected life of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life at the date of grant of the options. The expected dividend yield is zero, as the Company has historically paid no dividends and does not anticipate dividends to be paid in the future.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 24 A summary of option activity under the Plan as of December 31, 2021 and 2020, and changes during the years then ended, are presented below: Weighted- Weighted- Average Average Remaining Shares Exercise Price Contractual Term Outstanding, Beginning of Year 23,250 $ 95.94 Granted - - Exercised - - Forfeited (750) 90.00 Outstanding, End of Year 22,500 $ 96.13 2 years Exercisable, End of Year 22,500 $ 96.13 2 years 2021 Weighted- Weighted- Average Average Remaining Shares Exercise Price Contractual Term Outstanding, Beginning of Year 24,000 $ 95.58 Granted - - Exercised - - Forfeited (750) 90.00 Outstanding, End of Year 23,250 $ 95.94 3 years Exercisable, End of Year 23,250 $ 95.94 3 years 2020 As of December 31, 2021 and 2020, there was no unrecognized compensation expense relating to unvested options. There were no shares vested during the years ended December 31, 2021 and 2020. There was no recognized tax benefit related thereto during the years ended December 31, 2021 and 2020.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 25 Note 16: Other Related Party Transactions During the years ended December 31, 2021 and 2020, the Company did not pay management fees to Liberty Partners (shareholder). The Company paid board member fees totaling $172,000 and $112,000 during the years ended December 31, 2021 and 2020, respectively. Note 17: Department of Education Matters At December 31, 2021 and 2020, the Company’s management believes it has met the USDE’s standards of financial responsibility. As of December 31, 2021 and 2020, the Company’s composite score was 1.97 and 2.07, respectively. Federal Student Financial Aid expenditures are subject to future audit by the USDE. The Company’s management believes the Federal Student Financial Aid Programs have been managed appropriately and does not anticipate any material adjustments resulting from future audits. Due to the complex nature of the USDE regulations, the ultimate impact of future audits on the Company’s consolidated financial statements could vary materially.  Note 18: Coronavirus Aid, Relief and Economic Security Act and Other Coronavirus Events As a result of the spread of the SARS-CoV-2 virus and the incidence of COVID-19, many states issued shelter-in-place orders and other measurers around public gatherings and business operations to slow the spread of the virus. Furthermore, colleges and universities across the country took unprecedented action to protect the health and safety of students, including the Company’s campuses. Beginning in March 2020, the Company began temporarily teaching all courses online. The Company has transitioned certain programs back to in-person learning; however, the Company continues to operate many programs in a hybrid learning environment. Given the uncertainty in the epidemiological and economic outlook, there may be short and long- term implications for instruction, student experience and operations. The duration of these uncertainties and the ultimate financial effects cannot be reasonably estimated at this time. On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief and Economic Security Act (CARES Act). Under the CARES Act, the Company has elected to defer the deposit and payment of the employer’s share of Social Security taxes from May 8, 2020 to December 31, 2020. The payroll taxes will be due in two installments, 50 percent of the eligible deferred amount on December 31, 2021, and the remaining by December 31, 2022. As of December 31, 2021, $1,661,000 is due in 2022 and is included in accrued salaries and wages within current liabilities on the consolidated balance sheets.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 26 The CARES Act also created a Higher Education Emergency Relief Fund (HEERF) specifically for emergency aid grants to students for expenses related to the disruption of campus operations due to COVID-19, and also direct aid to institutions to cover costs associated with the significant changes to delivery of instruction due to COVID-19. The Company was awarded a student share and an institutional share that totaled $13,289,000 for HEERF I. Under the program, the Company distributed $47,000 and $6,598,000 to students through emergency grants during the years ended December 31, 2021 and 2020, respectively, for HEERF I funds. During 2021 and 2020, the Company expended $1,404,000 and $5,226,000, respectively, of HEERF I funds on eligible expenditures for institutional expenses. During the year ended December 31, 2021, HEERF II was provided for additional emergency aid grants to students for expenses related to the disruption of campus operations due to COVID-19, and also direct aid to institutions to cover costs associated with the significant changes to delivery of instruction due to COVID-19. Under this program, the Company was awarded $9,988,000 for the HEERF II program. The Company distributed the full amount of the HEERF II funding during 2021 in addition to the remaining unspent HEERF I funds. The Company has elected to account for all HEERF funding under FASB Accounting Standards Codification (ASC) 958-605, Revenue Recognition. Based on the guidance, grant income is recognized once the condition is substantially met and presented on the gross basis. The total revenue related to all HEERF funding included in net revenues on the consolidated statements of income during the years ended December 31, 2021 and 2020 was $11,439,000 and $11,824,000, respectively. Note 19: Significant Estimates Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates. Those matters include the following: Accounts and Notes Receivable Significant estimates and judgments are used to record the provision for uncollectible accounts and notes receivable. The Company believes it has appropriately considered known or expected outcomes of its students’ ability to pay their outstanding amounts due to the Company. Federal Student Aid Assistance Payable Significant estimates and judgments are used to estimate the federal student aid assistance payable. The Company believes it has appropriately considered known or expected outcomes when estimating the payable.

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 27 Employee Health Insurance Reserve Significant estimates and judgments are used to estimate the employee health insurance reserve. The Company believes it has appropriately considered known or expected outcomes when estimating the payable. Estimated Useful Lives As described in Note 1, all fixed assets are generally assigned an estimated useful life and depreciated on a straight-line method. Note 20: Regulatory Provisions 90/10 Regulatory Provisions The Company assessed each campus’ compliance with the 90/10 regulatory provisions for the years ended December 31, 2021 and 2020. These provisions state that the percentage of cash revenue derived by Federal Title IV student assistance program funds cannot exceed 90 percent of total cash revenues. This is commonly referred to as the 90/10 Rule that was modified as part of legislation extending the Higher Education Opportunity Act of 1965, as amended. The numerator and denominator for the year ended December 31, 2021 was $134,052,000 and $179,081,000, respectively. The numerator and denominator for the year ended December 31, 2020 was $122,241,000 and $166,072,000, respectively. The Company’s 90/10 percentages ranged between 63.37 percent and 86.98 percent for the year ended December 31, 2021, and 58.64 percent and 87.26 percent for the year ended December 31, 2020. The accompanying supplemental schedules include the required Department of Education disclosures under 34 CFR 668.23(d).

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 28 U.S. Department of Education Financial Responsibility Ratio Information The following information is required by the U.S. Department of Education for the year ended December 31, 2021. 2021 Fixed assets, net of accumulated depreciation pre-implementation $ 11,377,000 Fixed assets, net of accumulated depreciation post-implementation with outstanding debt for original purchase - Fixed assets, net of accumulated depreciation post-implementation without outstanding debt for original purchase 15,542,000 Construction in process 1,331,000 Total fixed assets, net $ 28,250,000 Long-term debt obtained for long-term purposes - pre-implementation $ 6,174,000 Long-term debt obtained for long-term purposes - post-implementation - Note 21: Future Change in Accounting Principle Accounting for Leases The Financial Accounting Standards Board amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the consolidated balance sheets as both a right-of-use asset and a liability. The standard has two types of leases for consolidated income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards. The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and nonlease components in an arrangement. The new standard is effective for annual periods beginning after December 15, 2021, and any interim periods within annual reporting periods that begin after December 15, 2022. The Company is evaluating the effect the standard

Concorde Career Colleges, Inc. Notes to Consolidated Financial Statements December 31, 2021 and 2020 29 will have on the consolidated financial statements; however, the standard is expected to have a material effect on the consolidated financial statements due to the recognition of additional assets and liabilities for operating leases. Note 22: Subsequent Events Subsequent events have been evaluated through February 18, 2022, which is the date the consolidated financial statements were available to be issued.